As filed with the Securities and Exchange Commission on May 21, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AMERIS BANCORP
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1456434 (I.R.S. Employer Identification Number)
3490 Piedmont Road N.E., Suite 1550
Atlanta, Georgia 30305
(404) 639-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

H. Palmer Proctor, Jr.
Chief Executive Officer
Ameris Bancorp
3490 Piedmont Road N.E., Suite 1550
Atlanta, Georgia 30305
(404) 639-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Lori A. Gelchion, Esq.
Smith, Gambrell & Russell, LLP
1105 W. Peachtree St. NE
Suite 1000
Atlanta, Georgia 30309
(404) 815-3552
(404) 815-3509 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Units
Stock Purchase Contracts

Ameris Bancorp, or one or more selling shareholders to be identified in the future, may offer, issue and sell from time to time, together or separately, in one or more offerings any combination of: (i) our common stock; (ii) our preferred stock, which we may issue in one or more series; (iii) senior or subordinated debt securities; (iv) warrants; (v) depositary shares; (vi) units; and (vii) stock purchase contracts. The debt securities may consist of debentures, notes or other types of debt. The debt securities, preferred stock and warrants may be convertible, exercisable or exchangeable for common or preferred stock or other securities of ours. The preferred stock may be represented by depositary shares. The units may consist of any combination of the securities listed above.
We, or the selling shareholders, may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. We will not receive any proceeds from any sale of securities by any such selling shareholders.
We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision. We may also authorize one or more free writing prospectuses to be provided to you in connection with any offering pursuant to this prospectus or any prospectus supplement.
Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “ABCB.” On May 19, 2026, the closing price of our common stock on the NYSE was $82.60 per share. You are urged to obtain current market quotations of our common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
The securities described herein may be sold on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, then the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, see “Plan of Distribution.”
Investing in our securities involves risks. You should carefully consider the risk factors set forth in the documents incorporated or deemed incorporated by reference into this prospectus together with any information set forth in the “Risk Factors” section of any applicable prospectus supplement before making any decision to invest in our securities.
None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The offered securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency.

The date of this prospectus is May 21, 2026.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:
•
This prospectus, which provides general information, some of which may not apply to your securities;

•
The accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•
If necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, then you should rely on the information in the following order of priority:
•
The pricing supplement, if any;

•
The prospectus supplement; and

•
This prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.
Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, then you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

i

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Ameris,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean Ameris Bancorp and its consolidated subsidiaries, except that such terms refer to only Ameris Bancorp and not its subsidiaries in the sections titled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Depositary Shares,” “Description of Units” and “Description of Stock Purchase Contracts.”
ABOUT THIS PROSPECTUS
This prospectus is a part of an automatic shelf registration statement filed by Ameris Bancorp with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we, or any selling shareholder, may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read on the SEC’s website as described under “Where You Can Find More Information.”
Each time we offer and sell, or one of the selling shareholders offers and sells, securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering. The prospectus supplement may add, update or change information in this prospectus. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. If the information in this prospectus is inconsistent with a prospectus supplement and any applicable free writing prospectus, then you should rely on the information in that prospectus supplement and any applicable free writing prospectus. You should read carefully both this prospectus and, if applicable, any prospectus supplement together with the documents we have incorporated by reference into this prospectus or any applicable prospectus supplement. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.
The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Neither we nor any selling shareholder has authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus or any prospectus supplement, or to which we have referred you. Neither we nor any selling shareholder takes any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. You should not assume that the information provided in this prospectus or any prospectus supplement or the documents incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of this prospectus or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov.
Our annual, quarterly and current reports and any amendments to those reports are also available over the internet at our website at www.amerisbank.com. All internet addresses provided in this prospectus or any prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference into, this prospectus or any prospectus supplement or other offering materials.
We have filed an automatic shelf registration statement on Form S-3 with the SEC for the securities being offered under this prospectus. This prospectus is a part of that registration statement. The registration statement may contain additional information that may be important to you. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus is considered a part of the information contained herein. We are incorporating by reference into this prospectus the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:
•
Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, including and as updated by the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2026, specifically incorporated by reference therein;

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 8, 2026;

•
Our Current Report on Form 8-K, filed with the SEC on February 24, 2026; and

•
The description of our common stock included under the heading “— Description of Capital Stock” in our preliminary prospectus dated as of April 21, 1994, filed with the SEC as part of our Registration Statement on Form SB-2 (Registration No. 33-77930) on April 21, 1994, including and as updated by the description set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, and any other amendment or report filed for the purpose of updating such description.

The information contained in this prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus.
Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:
Ameris Bancorp
Attention: Corporate Secretary
3490 Piedmont Road, N.E., Suite 1550
Atlanta, Georgia 30305
Telephone: (404) 639-6500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus that are not statements of historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and other related federal securities laws. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “may,” “might,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “probable,” “potential,” “possible,” “target,” “continue,” “look forward,” “assume” or the negative of those terms or other words of similar meaning. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many possible events or factors could affect our future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. These possible events or factors include, but are not limited to, the following:
•
The effects of changes in interest rates on the levels, composition and costs of deposits, loan demand and the values and liquidity of loan collateral, securities and interest-sensitive assets and liabilities;

•
The impact of recent or proposed changes in fiscal, monetary and economic policy, laws and regulations, or the interpretation or application thereof, and the uncertainty of future implementation and enforcement of these policies and regulations;

•
The effects of future economic, business and market conditions and changes, including economic downturns and contractions and seasonality;

•
Competition in the financial services industry, including competition from nontraditional banking institutions such as fintechs and non-bank lenders;

•
Our ability to realize the expected benefits from our strategic initiatives or other operational and execution goals in the time period expected, which could negatively affect our future profitability;

•
Legislative and regulatory changes, including changes in banking, securities and tax laws, regulations and policies and their application by our regulators;

•
The cost and effects of cyber incidents or other failures, interruptions or security breaches of our systems or those of our customers or third-party providers;

•
Changes in accounting rules, practices and interpretations;

•
Changes in borrower credit risks and payment behaviors;

•
Changes in the availability and cost of credit and capital in the financial markets;

•
Changes in the prices, values and sales volumes of residential and commercial real estate;

•
The effects of concentrations in our loan portfolio;

•
Our ability to resolve nonperforming assets;

•
The failure of assumptions and estimates underlying the establishment of reserves for possible credit losses and other estimates and valuations;

•
The risks associated with any acquisitions, mergers or divestitures we may undertake in the future, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth, expense savings and/or other results from such transactions;

•
Our strategic implementation of new lines of business, new products and services, and new technologies, as well as changes in technology or products that may be more difficult, costly or less effective than anticipated;

•
The effects of hurricanes, floods, tornados or other natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises, pandemics or other catastrophic events beyond our control;

•
Our ability to attract and retain key employees and their customer and community relationships;

•
The impact of any future U.S. federal government shutdown and uncertainty regarding the U.S. government’s debt limit and credit rating;

•
The costs and effects of litigation, investigations or similar matters, or adverse facts and developments related thereto;

•
Fluctuation in our stock price and general volatility in the stock market;

•
The effects of any damage to our reputation resulting from developments related to any of the items identified above; and

•
The other factors and information contained in this prospectus and in the other reports and filings that we make with the SEC, including those described in “Part I. Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference into this prospectus.

We urge you to consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by us. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in that forward-looking statement. Any forward-looking statement made in this prospectus or made by us in any report, filing, document or information incorporated by reference into this prospectus, speaks only as of the date on which it is made. We undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that these assumptions or bases have been chosen in good faith and that they are reasonable. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this prospectus or incorporated by reference herein.

RISK FACTORS
An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors described in “Part I. Item 1A. Risk Factors” of, and elsewhere in, our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference into this prospectus, as updated by our annual and quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC after the date of this prospectus, which are incorporated into this prospectus by reference. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any applicable prospectus supplement, before you make an investment decision regarding the securities. See “Cautionary Note Regarding Forward-Looking Statements.”
AMERIS BANCORP
We are a financial holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). Our business is conducted primarily through our wholly owned banking subsidiary and Georgia state-chartered bank, Ameris Bank (“Ameris Bank”). We operate 163 full-service domestic banking offices. We do not operate in any foreign countries. At December 31, 2025, we had approximately $27.52 billion in total assets, $22.14 billion in total loans, $22.38 billion in total deposits and $4.08 billion of shareholders’ equity. Our deposits are insured, up to applicable limits, by the Federal Deposit Insurance Corporation (the “FDIC”).
Our primary business as a bank holding company is to manage the business and affairs of Ameris Bank. As a bank holding company, we perform certain shareholder and investor relations functions and seek to provide financial support, if necessary, to Ameris Bank.
Our principal subsidiary is Ameris Bank, which is headquartered in Atlanta, Georgia and operates branches primarily concentrated in select markets in Georgia, Alabama, Florida, North Carolina and South Carolina. These branches serve distinct communities in our business areas with autonomy but do so as one bank, leveraging our favorable geographic footprint in an effort to acquire more customers. Ameris Bank provides a full range of traditional banking and lending products, treasury and cash management, insurance premium financing, and mortgage and refinancing services. Through select lending channels, Ameris Bank also serves consumer and business customers nationwide.
We seek to increase our presence and grow the “Ameris” brand in the markets that we currently serve in Georgia, Alabama, Florida, North Carolina and South Carolina and in neighboring communities that present attractive opportunities for expansion. Management has pursued this objective through a prudent operating and growth strategy. Our community banking philosophy emphasizes personalized service and building broad and deep customer relationships, which has historically provided us with a substantial base of low-cost core deposits. Our markets are managed by senior level, experienced decision makers in a decentralized structure that differentiates us from our larger competitors. Management believes that this structure, along with involvement in and knowledge of our local markets, will continue to provide growth and assist in managing risk throughout our Company.
We have maintained our focus on a long-term strategy of expanding and diversifying our franchise in terms of revenues, profitability and asset size. Our growth historically has been enhanced significantly through both organic growth and acquisitions. We expect to continue to enhance our franchise through prudent acquisition activity when appropriate opportunities arise, and we intend to continue to prioritize organic growth in our business lines as well.
We were incorporated in 1980. Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “ABCB.” Our executive office is located at 3490 Piedmont Road N.E., Suite 1550, Atlanta, Georgia 30305, and our telephone number is (404) 639-6500. Our website is www.amerisbank.com. All internet addresses provided in this prospectus or any prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described in this prospectus or any prospectus supplement, is not a part of, and is not incorporated or deemed to be incorporated by reference into, this prospectus or any prospectus supplement.

Additional information about our subsidiaries and us may be found in the documents incorporated by reference into this prospectus. See “Where You Can Find More Information.”
USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.
We will not receive any proceeds from any sales of securities by a selling shareholder.
DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, units and stock purchase contracts that we, or any selling shareholders, may offer and sell from time to time. We may issue the debt securities as exchangeable for and/or convertible into shares of our common stock or preferred stock. Our preferred stock may also be exchangeable for and/or convertible into shares of our common stock or another series of our preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement, or free writing prospectus, as applicable, do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Restated Articles of Incorporation (our “Articles of Incorporation”) and our Bylaws, as amended and restated (our “Bylaws”), the Georgia Business Corporation Code (the “GBCC”) and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement, or free writing prospectus, as applicable, differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement, or free writing prospectus, as applicable.
We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form. If any securities are to be listed or quoted on a securities exchange or quotation system, then the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK
The following is a description of our common stock and certain provisions of our Articles of Incorporation and Bylaws, and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our Articles of Incorporation and Bylaws, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part, and copies of which have been filed with the SEC and are also available upon request from us. You should read the prospectus supplement applicable to a particular issuance of securities, which will contain additional information and which may update or change some of the information below.
General
Our Articles of Incorporation authorize the issuance of up to 200,000,000 shares of common stock, par value $1.00 per share. Our common stock is traded on the NYSE under the symbol “ABCB.”
You should note that the rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue in the future. These preferences may relate to voting, dividend and liquidation rights, among other things.
Voting Rights
Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. Shareholders do not have cumulative voting rights.
Election of Directors
Our Articles of Incorporation and Bylaws provide that each member of our board of directors is elected at each annual meeting of shareholders to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death.
Our Bylaws provide that each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that the directors shall be elected by the vote of a plurality of votes cast in connection with the election of directors at any meeting of shareholders with respect to which the number of director nominees exceeds the number of directors to be elected ten days before the mailing of our definitive proxy statement (a “contested election”). As a result, each director elected by a majority of the votes cast with respect to the shares of common stock present in person or represented by proxy and entitled to vote at an annual meeting must receive a greater number of such shares voted “for” such director than the number of such shares voted “against” such director. Except with respect to a contested election, if a nominee for director is not elected and the nominee is an incumbent director, then the director shall promptly tender his or her resignation to our board of directors, the effectiveness of which shall be conditioned upon, and subject to, acceptance by our board of directors. In that situation, the corporate governance and nominating committee of our board of directors would make a recommendation to our board of directors about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date the election results are certified, our board of directors will act on the corporate governance and nominating committee’s recommendation and will publicly disclose its decision and the rationale behind it.
Dividends
Holders of our common stock are entitled to receive dividends only if, as and when declared by our board of directors out of funds legally available, subject to certain restrictions imposed by state and federal laws and the preferential dividend rights of any preferred stock then outstanding.
Under the GBCC, we may not pay a dividend if, after paying such dividend: (i) we would not be able to pay our debts as they become due in the ordinary course of business; or (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders, if any, whose rights are superior to those receiving the distribution.

As a bank holding company, dividends paid by us also are subject to federal law limitations. The Board of Governors of the Federal Reserve System (the “Federal Reserve”) has adopted the policy that a bank holding company should pay cash dividends only to the extent that the company’s net income for the past year is sufficient to cover the cash dividends and that the company’s rate of earning retention is consistent with the company’s capital needs, asset quality and overall financial condition. In addition, a bank holding company is required to consult with or notify the Federal Reserve prior to purchasing or redeeming its outstanding equity securities in certain circumstances, including if the gross consideration for the purchase or redemption, when aggregated with the net consideration paid by the company for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. A bank holding company that is well-capitalized, well-managed and not the subject of any unresolved supervisory issues is exempt from this notice requirement.
As a bank holding company, our ability to pay dividends is substantially dependent on the ability of Ameris Bank to transfer funds to us in the form of dividends, loans and advances. Accordingly, our declaration and payment of dividends depends upon Ameris Bank’s earnings and financial condition, including its regulatory capital levels, as well as upon general economic conditions and other factors.
Under Georgia law, the prior approval of the Georgia Department of Banking and Finance is required before any cash dividends may be paid by a Georgia bank, such as Ameris Bank if: (i) total classified assets at the most recent examination of such bank exceed 80% of Tier 1 Capital plus the allowances for credit losses of such bank; (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits (after taxes but before dividends) for the previous calendar year; or (iii) the ratio of Tier 1 Capital to average total assets is less than 6%. As of March 31, 2026, there was approximately $93.8 million of retained earnings of Ameris Bank available for payment of cash dividends under applicable regulations without obtaining regulatory approval.
Under federal law, the ability of an insured depository institution such as Ameris Bank to pay dividends or other distributions is restricted or prohibited if: (i) the institution would fail to satisfy the regulatory capital conservation buffer requirement following the distribution; (ii) the distribution would cause the institution to become undercapitalized; or (iii) the institution is in default of its payment of deposit insurance assessments to the FDIC. In addition, the FDIC has the authority to prohibit Ameris Bank from engaging in an unsafe or unsound banking practice. The payment of dividends could, depending upon the financial condition of Ameris Bank, be deemed to constitute an unsafe or unsound practice in conducting Ameris Bank’s business.
Liquidation and Other Rights
Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment of, or adequate provision for, all of our known debts and liabilities.
Holders of shares of our common stock have no preference, conversion or exchange rights and have no preemptive rights to subscribe for any of our securities. There are no sinking fund provisions applicable to our common stock. All outstanding common stock is, when issued against payment therefor, fully paid and non-assessable. Such shares are not redeemable at the option of us or holders thereof. Finally, subject to the rules of the NYSE, our board of directors may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare, Inc.
Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws and the GBCC
Our Articles of Incorporation and Bylaws contain provisions that could make more difficult an acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with our board of directors. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.
The GBCC also provides additional provisions which, if adopted by our board of directors, would further inhibit certain unsolicited acquisition proposals.
Shareholder Action Through Written Consent.   Our Bylaws only provide for shareholder action by written consent in lieu of a meeting if all shareholders entitled to vote on such action sign such consent.
Nominations to Our Board of Directors.   Our Articles of Incorporation and Bylaws provide that nominations for the election of directors may be made by our board of directors or by any shareholder entitled to vote generally in the election of directors. Our Bylaws establish an advance notice procedure for shareholder nominations to our board of directors. A shareholder may only make a nomination to our board of directors if he or she complies with the advance notice and other procedural requirements of our Bylaws and is entitled to vote on such nomination at the meeting.
Removal of Directors; Number of Directors; Board of Directors Vacancies.   Our Articles of Incorporation and Bylaws provide that: (i) members of our board of directors may only be removed for cause and then only with a vote of at least a majority of the outstanding shares entitled to vote in the election of directors; and (ii) the successor for the removed director may be elected by shareholders at the same or any subsequent meeting of shareholders; provided, that if the vacancy created by such removal is not so filled within 60 days after such removal, then our board of directors may fill the vacancy.
Our Bylaws also provide that: (i) our board of directors may increase or decrease the number of directors; and (ii) only our board of directors may fill vacancies and newly created directorships resulting from an increase in the authorized number of members of our board of directors.
The overall effect of these provisions may be to prevent a shareholder or other person or entity from seeking to acquire control of us by removing incumbent directors, or increasing the number of directors on our board of directors, and filling the resulting vacancies with designated nominees.
Authorized But Unissued Stock.   The authorized but unissued shares of our common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of our common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.
Georgia “Fair Price” Statute.   Sections 14-2-1110 through 14-2-1113 of the GBCC (the “Fair Price Statute”) generally restrict a company from entering into certain business combinations (as defined in the GBCC) with an interested shareholder unless:
•
The transaction is unanimously approved by the continuing directors who must constitute at least three members of the board of directors at the time of such approval; or

•
The transaction is recommended by at least two-thirds of the continuing directors and approved by a majority of the shareholders excluding the interested shareholder.

Such statute further provides that the approval requirements described above do not apply to a business combination if the terms of the transaction meet specified fair pricing criteria and certain other tests.
Georgia “Business Combination” Statute.   Sections 14-2-1131 through 14-2-1133 of the GBCC (the “Business Combination Statute”) generally restrict a company from entering into certain business combinations (as defined in the GBCC) with an interested shareholder for a period of five years after the date on which such shareholder became an interested shareholder unless:
•
The transaction is approved by the board of directors of the company prior to the date the person became an interested shareholder;

•
The interested shareholder acquires at least 90% of the company’s voting stock in the same transaction (calculated pursuant to GBCC Section 14-2-1132) in which such person became an interested shareholder; or

•
Subsequent to becoming an interested shareholder, the shareholder acquires at least 90% (calculated pursuant to GBCC Section 14-2-1132) of the company’s voting stock and the business combination is approved by the holders of a majority of the voting stock entitled to vote on the matter (excluding the stock held by the interested shareholder and certain other persons pursuant to GBCC Section 14-2-1132).

The GBCC provides that the restrictions set forth in the Fair Price Statute and the Business Combination Statute will not apply unless the bylaws of the corporation specifically provide that these provisions of the GBCC are applicable to the corporation (and in certain other situations). We have not elected to be covered by such statutes, but we could do so by action of our board of directors, without a vote by shareholders except as may be prohibited by law, at any time.
Restrictions on Ownership
The ability of a third party to acquire us is limited under applicable U.S. banking laws and regulations. The BHC Act generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring “control” of us. Control is generally defined as ownership of 25% or more of the voting stock of a company, the ability to control the election of a majority of the company’s board of directors or the other exercise of a “controlling influence” over a company. For any existing bank holding company, under the BHC Act such bank holding company must obtain the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. In addition, the Change in Bank Control Act of 1978, as amended (the “CIBC Act”), prohibits a person (including a natural person) or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, or where no other person holds a greater percentage of that class of voting stock immediately after the transaction, constitutes acquisition of control of the bank holding company under the CIBC Act.

DESCRIPTION OF PREFERRED STOCK
We summarize below some of the provisions that will apply to our preferred stock that we may issue pursuant to this prospectus unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of our preferred stock will be contained in the prospectus supplement applicable to the particular series of our preferred stock that we issue. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
Under our Articles of Incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 5,000,000 shares of our preferred stock, in one or more series, subject to the provisions of our Articles of Incorporation, applicable law and the rules of the NYSE.
As of the date of this prospectus, 52,000 shares of our preferred stock have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A. All of such shares have been repurchased and redeemed pursuant to the terms of such series and have been cancelled and are no longer outstanding. No other series of our preferred stock has been designated, and no other shares of our preferred stock have been issued.
Our board of directors may fix the designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions, of each series of our preferred stock.
The prospectus supplement relating to a particular series of our preferred stock will contain a description of the specific terms of that series, including, as applicable:
•
The title, designation and number of shares of the series of our preferred stock;

•
The price at which our preferred stock will be issued;

•
The dividend rate, or the amount or method of calculation of dividends, the payment dates for dividends, whether dividends will be cumulative or non-cumulative, and, if cumulative, the date or dates from and after which dividends will begin to accumulate;

•
Whether the shares will be convertible or exchangeable into shares of our common or preferred stock, and, if so, the price and other terms and conditions of conversion or exchange;

•
Whether or not the shares of our preferred stock will be redeemable and, if redeemable, the redemption price (or the method for calculating the redemption price) and the other terms and conditions relating to the redemption of the shares of our preferred stock (including any restriction on redemption when the payment of dividends is in arrears);

•
The amount, if any, payable on the shares of such series of our preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•
Any requirements that a sinking fund or purchase fund be provided for the redemption or purchase of the shares of such series;

•
The exchange or market, if any, where our preferred stock will be listed or traded; and

•
Any other powers, preferences and relative participating, optional or other special rights, or qualifications, limitations or restrictions thereon, to the extent not inconsistent with the terms of our Articles of Incorporation.

Upon the issuance and payment for shares of our preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of our preferred stock, holders of our preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock.
The rights of holders of our preferred stock may be adversely affected in the future by the rights of holders of any new shares of our preferred stock that may be issued by us in the future. Our board of directors may cause shares of our preferred stock to be issued in public or private transactions for any proper corporate purposes. Proper corporate purposes include, among other things, issuances to obtain additional financing in connection with acquisitions, in connection with a shareholder rights plan or otherwise.
Rank
Unless otherwise specified in the prospectus supplement relating to a particular series of our preferred stock, each series of our preferred stock will rank on an equal basis with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.
Dividends
Holders of each series of our preferred stock will be entitled to receive cash dividends only if, as and when declared by our board of directors out of funds legally available for dividends. The prospectus supplement relating to any series of our preferred stock will describe the dividend rates and the dates on which we will pay dividends as to such series of preferred stock. Dividends on any series of our preferred stock may be fixed or variable, or both, and may be cumulative or non-cumulative, in each case as described in the applicable prospectus supplement.
Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of our preferred stock unless full dividends on any other series of our preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set aside for payment. If dividends are not paid in full to each series of our preferred stock, then we will declare any dividends pro rata among our preferred stock of each series and any series of our preferred stock that ranks equally with or senior to such series of preferred stock. A “pro rata” declaration means that the dividends we declare per share on each series of our preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of our preferred stock bear to each other.
Unless all dividends on our preferred stock of each series issued have been paid in full, we will not declare or pay any dividends, or set aside sums for payment of dividends or distributions, on any common stock or on any class of security ranking junior to a series of our preferred stock, except for dividends or distributions paid in the form of securities ranking junior to our preferred stock. We will also not redeem, purchase or otherwise acquire any securities ranking junior to a series of our preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of our preferred stock.
Conversion or Exchange
The applicable prospectus supplement for any series of our preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange (and any such preferred stock issuable in connection therewith) will be described in the prospectus supplement relating to such series of our preferred stock.
Redemption
If so specified in the applicable prospectus supplement, a series of our preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof, and may be mandatorily redeemable or convertible. The applicable prospectus supplement will describe the restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock. Any partial redemptions of our preferred stock will be made in a way that our board of directors decides is equitable.
On the redemption date of shares of our preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of our preferred stock called for redemption will terminate, except for the right to receive the redemption price.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of our preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock.
If the liquidation amounts payable to holders of our preferred stock of all series ranking on a parity regarding liquidation are not paid in full, then the holders of our preferred stock of these series will have the right to a pro rata portion of our available assets up to the full liquidation preference. Holders of these series of our preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
The holders of shares of our preferred stock will have no voting rights, except:
•
As otherwise stated in the applicable prospectus supplement;

•
As otherwise stated in the articles of amendment to our Articles of Incorporation establishing the series of such preferred stock; and

•
As required by applicable law.

Under regulations adopted by the Federal Reserve, if the holders of our preferred stock of any series become entitled to vote for the election of directors, whether because dividends on our preferred stock of such series are in arrears or otherwise, our preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of our preferred stock of such series likely would then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, a holder of such series that exercises a “controlling influence” over us, as determined by the Federal Reserve based on the holder’s total equity investment and other relevant facts and circumstances, could also be subject to regulation under the BHC Act. To the extent a series of our preferred stock is deemed a class of voting securities, acquisitions of shares of such series of preferred stock may be subject to the requirements described above under “Description of Common Stock — Restrictions on Ownership.”
Transfer Agent and Registrar
The applicable prospectus supplement will name the transfer agent, registrar, dividend paying agent and depositary, if any, for shares of each series of our preferred stock.

DESCRIPTION OF DEBT SECURITIES
We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior debt indenture (the “senior indenture”) between us and a senior trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under the Subordinated Debt Indenture, dated as of March 13, 2017, between us and Wilmington Trust, National Association, as subordinated trustee (the “subordinated indenture”), and the related supplemental indenture for such subordinated debt securities. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the “indentures” and individually referred to in this prospectus as an “indenture.” The indentures are subject to and governed by the Trust Indenture Act of 1939. The senior indenture and the subordinated indenture (or forms thereof) are included as exhibits to the registration statement of which this prospectus is a part. We use the term “trustee” to refer to either the senior trustee or a subordinated trustee, as applicable.
The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in more detail in the applicable prospectus supplement relating to those securities.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities and any supplemental indenture applicable thereto. We urge you to read the applicable prospectus supplement that is related to the debt securities that we sell under this prospectus, as well as the complete indenture, and any supplements thereto, that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
Unless otherwise provided in a supplemental indenture, our board of directors will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:
•
The title of the debt securities;

•
The price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•
Whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities”;

•
Any limit on the aggregate principal amount of the debt securities;

•
The date(s) when principal payments are due on the debt securities;

•
The interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•
The place(s) where principal of, premium and interest on the debt securities will be payable;

•
Provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•
The denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple in excess thereof;

•
Whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•
The portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•
Any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

•
Any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;

•
Any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•
Any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.
The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.
Transfer and Exchange
As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee, in the aggregate principal amount of the series of debt securities.
Certificated Debt Securities.   You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) by presenting a request to the registrar or co-registrar to transfer or exchange those certificated debt securities and the registrar shall transfer or make the exchange if its requirements for such transactions are met.
You may transfer or exchange certificated debt securities at the office or offices specified by us in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.
Global Debt Securities.   Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, then the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.
Covenants
The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease all or substantially all of our properties or assets to us, unless:
•
We are the surviving corporation or the successor person (if not us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•
Immediately after giving effect to the transaction, and treating any indebtedness that becomes the obligation of us or any of our subsidiaries as having been incurred at the effective date of such transaction, no default or event of default shall have occurred and be continuing; and

•
Certain other conditions are met.

Events of Default
For any series of debt securities, unless otherwise modified and in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:
•
Default in the payment when due of any interest on any debt security of that series, or any additional amounts owed with respect to such security, when becoming due and payable, and continuance of such default for a period of 30 days (unless we deposit the entire amount of the payment owed with the trustee or with a paying agent prior to the expiration of this 30-day period);

•
Default in the payment when due of principal of any debt security of that series;

•
Default in the deposit when due of any sinking fund payment when due and payable in respect of any debt security of that series;

•
Our breach of any covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series or for which consequences of nonperformance or breach are addressed elsewhere in the indenture), which breach is not cured within 90 days after delivery of written notice thereof to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as provided in the indenture; and

•
Certain events of bankruptcy, insolvency or reorganization involving us.

The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).
If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series, though our subordinated debt securities may not grant holders this right to accelerate. Such acceleration is automatic (with no notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to perform any duty or exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
That holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•
The holder or holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance of such request; and

•
The holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have requested the trustee in writing to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Under the indenture, we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may amend the indenture if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment without the consent of the specific holder of an affected debt security then outstanding if that amendment will:
•
Reduce the amount of such holders’ debt securities;

•
Reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities or any additional amounts required to be paid under the indenture or debt securities;

•
Reduce the principal or change the maturity of any debt securities or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•
Reduce the principal amount of security that provides for an amount less than the stated principal amount thereof to be due and payable upon acceleration of the maturity thereof;

•
Waive a default or event of default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration of the debt securities by the holders of at least a majority in principal amount of the outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•
Make the principal of or interest, if any, on any debt security or any additional amounts required to be paid under the indenture or debt securities with respect thereto payable in any currency other than that stated in the debt securities;

•
Make any change in the terms under the indenture of the unconditional right of holders to receive principal and interest as provided in the indenture;

•
Make any changes to the provisions related to the waiver of past defaults provided in the indenture;

•
Modify the provisions relating to limitations on waivers without consent of the holders as provided in the indenture; or

•
Waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   We may deposit with the trustee, in trust, cash or cash equivalents in an amount that, through the payment of interest and principal in accordance with their terms, is sufficient in the opinion of our independent public accountants to make all payments in cash of principal or interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for certain limited rights, including the registration of transfer and exchange of notes, replacement of lost, stolen or mutilated notes and the right to receive payments of the principal of (and premium, if any) and interest on such notes when such payments are due). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.
Covenant Defeasance and Events of Default.   If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.
The Trustee
The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities
The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
Upon any distribution of our assets upon any liquidation, dissolution, winding up or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.
We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:
•
A default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

•
A default (other than a payment default) that permits holders of designated senior indebtedness to accelerate its maturity occurs and is continuing, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated.
No new payment blockage period may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, including any liquidated damages, on the debt securities that have come due have been paid in full in cash. Generally, a non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.
If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.
The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.
We are obligated to pay reasonable compensation to the trustee and to indemnify it against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions
“indebtedness” means:
(1)
All indebtedness, obligations and other liabilities for borrowed money, including overdrafts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business;

(2)
All reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)
All obligations and liabilities under leases required by generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)
All obligations and other liabilities under any real property lease or related document which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor;

(5)
All obligations under interest rate or other swaps, caps or collar agreements or other similar instruments or agreements or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(6)
All direct or indirect guaranties or similar agreements in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)
Any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold; and

(8)
Any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:
(1)
Indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

(2)
Our indebtedness to any of our majority-owned subsidiaries.

Governing Law
Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
We summarize below some of the provisions that will apply to the warrants that we may issue pursuant to this prospectus unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
We may issue, together with other securities or separately, warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:
•
The title of the warrants;

•
The designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•
The designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•
The price or prices at which the warrants will be issued;

•
The aggregate number of warrants;

•
Any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•
The price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•
If applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•
If applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

•
Any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•
The date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•
If applicable, the maximum or minimum number of warrants which may be exercised at any time;

•
The identity of the warrant agent;

•
Any mandatory or optional redemption provision;

•
Whether the warrants are extendible and the period or periods of such extendibility;

•
Information with respect to book-entry procedures, if any; and

•
Any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

DESCRIPTION OF DEPOSITARY SHARES
We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement applicable to a particular issuance of depositary shares, which will contain additional information and which may update or change some of the information below.
General
We may, at our option, offer fractional shares of our preferred stock, rather than full shares of our preferred stock. If we do so, then we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of our preferred stock. The prospectus supplement will indicate that fraction. The shares of our preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of our preferred stock represented by the depositary share, including any dividend, voting, redemption, conversion and liquidation rights described in a prospectus supplement, in proportion to the applicable fraction of a share of our preferred stock represented by such depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering.
The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of our preferred stock represented by depositary shares, then the bank depositary will distribute such dividends to the record holders of such depositary shares in proportion to the number of depositary shares owned by such holders on the relevant record date. If the distributions are in property other than cash, then the bank depositary will distribute the property to the record holders of the depositary shares in proportion to the number of depositary shares owned by such holders on the relevant record date. However, if the bank depositary determines that it is not feasible to make the distribution of property, then the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of our preferred stock represented by depositary shares, then the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of our preferred stock. If fewer than all the depositary shares are redeemed, then the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.
Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of our preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for our preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of our preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of our preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:
•
All outstanding depositary shares have been redeemed;

•
There has been a final distribution in respect of our preferred stock in connection with any liquidation, dissolution, or winding up of our Company, and such distribution has been distributed to the holders of depositary shares; or

•
Consent of the holders of at least two-thirds of the depositary shares outstanding is obtained.

Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of our preferred stock and any redemption of our preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of our preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of our preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of our preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of our preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of our preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of our preferred stock. Neither the bank depositary nor will we be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting our preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary
The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.
DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•
The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
Any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•
The terms of the unit agreement governing the units;

•
Material U.S. federal income tax considerations relevant to the units; and

•
Whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.
DESCRIPTION OF STOCK PURCHASE CONTRACTS
We may issue stock purchase contracts for the purchase or sale of:
•
Debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•
Currencies; or

•
Commodities.

Each stock purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any stock purchase contract by delivering the cash value of such stock purchase contract or the cash value of the property otherwise deliverable or, in the case of stock purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a stock purchase contract.
This summary of certain general terms of the stock purchase contracts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable stock purchase contract agreement. The forms of the stock purchase contract agreement and other documents relating to a particular issue of stock purchase contracts will be filed with the SEC each time we issue stock purchase contracts, and you should read those documents for provisions that may be important to you.
DESCRIPTION OF GLOBAL SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.
If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.
Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Ameris, the trustees, the warrant agents or any bank depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.
PLAN OF DISTRIBUTION
We and/or the selling shareholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
•
To or through underwriters, brokers or dealers;

•
Directly to one or more other purchasers;

•
Through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
Through agents on a best-efforts basis; or

•
Otherwise through a combination of any of the above methods of sale.

The selling shareholders may also sell shares of our common stock under Rule 144 of the Securities Act, or any other available exemption, rather than under this prospectus.
In addition, we and/or the selling shareholders may enter into option, share lending or other types of transactions that require us and/or the selling shareholders to deliver shares of our common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of our common stock under this prospectus. We and/or the selling shareholders may enter into hedging transactions with respect to our securities. For example, we and/or the selling shareholders may:
•
Enter into transactions involving short sales of the shares of our common stock by underwriters, brokers or dealers;

•
Sell shares of our common stock short and deliver the shares to close out short positions;

•
Enter into option or other types of transactions that require us to deliver shares of our common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of our common stock under this prospectus; or

•
Loan or pledge the shares of our common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Each time that we and/or the selling shareholders use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:
•
The name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•
The public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:
•
At a fixed price or prices, which may be changed;

•
At market prices prevailing at the time of sale;

•
At prices related to prevailing market prices; or

•
At negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, then the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may either be offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
We and/or the selling shareholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We and/or the selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
In connection with the sale of any of the securities, underwriters or agents may receive compensation from us and/or the selling shareholders in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.
Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.
Agents and underwriters may be entitled to indemnification by us and/or the selling shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us and/or the selling shareholders in the ordinary course of business.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the NYSE. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
We and/or the selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including, without limitation, in short sale transactions. In that event, the third party may use securities pledged by us and/or the selling shareholders or borrowed from us and/or the selling shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, then the underwriters may reduce that short position by purchasing the securities in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.
We and/or the selling shareholders do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we and/or the selling shareholders do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Underwriters, dealers and agents may engage in transactions with us and/or the selling shareholders or perform services for us and/or the selling shareholders in the ordinary course of business.
If indicated in the applicable prospectus supplement, we and/or the selling shareholders will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us and/or the selling shareholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our and/or the selling shareholders’ approval. The obligations of any purchaser under any such contract will be subject to the conditions that: (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject; and (ii) if the securities are being sold to underwriters, we and/or the selling shareholders shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
SELLING SHAREHOLDERS
Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities in various private transactions. Such selling shareholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
Information about selling shareholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement to which this prospectus is a part, and in filings we make with the SEC, which we incorporate by reference into this registration statement.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Smith, Gambrell & Russell, LLP, Atlanta, Georgia. If the matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, then such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of Ameris Bancorp as of and for the years ended December 31, 2025 and 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which also have been incorporated by reference, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
DEPOSITARY SHARES
UNITS
STOCK PURCHASE CONTRACTS

May 21, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses payable by us in connection with the registration of the securities being registered under this registration statement. All amounts shown are estimates except the SEC registration fee:
SEC registration fee	(1)
Legal fees and expenses	(2)
Printing expenses	(2)
Accounting fees and expenses	(2)
Trustee and depositary fees and expenses	(2)
Warrant agent fees and expenses	(2)
Blue sky fees and expenses	(2)
Rating agency fees	(2)
Listing fees	(2)
Miscellaneous	(2)
Total	(2)

(1)
An indeterminate amount of securities are being registered under this registration statement and, in accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the registration fee until the time the securities are sold under this registration statement pursuant to a prospectus supplement.

(2)
The calculation of these fees and expenses is dependent on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement in accordance with Rule 430B under the Securities Act.

Item 15.   Indemnification of Directors and Officers.
Subsection (a) of Section 14-2-851 of the GBCC provides that a corporation may indemnify an individual who is party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe that such conduct was unlawful. Subsection (b) of Section 14-2-851 of the GBCC provides that a director’s conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan satisfies the requirement described in subparagraph (1)(2)(B) of Section 14-2-851 of the GBCC. Subsection (c) of Section 14-2-851 of the GBCC provides that the termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in Section 14-2-851 of the GBCC. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.
Section 14-2-852 of the GBCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. If the officer is not a director (or if the officer is a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer), the corporation may also indemnify and advance expenses to such officer to such further extent as may be provided by the articles of incorporation or the bylaws of the corporation, by a resolution of the board of directors of the corporation, or by contract, except for liability arising out of conduct that constitutes: (1) the appropriation, in violation of their duties, of any business opportunity of the corporation; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) the types of liability set forth in Section 14-2-832 of the GBCC; or (4) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC and may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. Finally, a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent that, consistent with public policy, may be provided by its articles of incorporation or bylaws, by general or specific action by its board of directors or by contract.
Article VII of our Articles of Incorporation provides that, except as may be limited by the GBCC or any successor law or laws, no director shall be personally liable to Ameris Bancorp or any of its shareholders for monetary damages for breach of his or her duty of care or other duty as a director.
Article VII of our Bylaws provides that every person (and the heirs and legal representatives of such person) who is or was a director or officer of Ameris Bancorp or any other corporation of which he or she served as such at the request of Ameris Bancorp and of which Ameris Bancorp directly or indirectly is a shareholder or creditor, or in which or in the stocks, bonds, securities or other obligations of which Ameris Bancorp is in any way interested, shall, to the maximum extent permitted by the GBCC, be indemnified for any liability and expense that may be incurred by such person in connection with or resulting from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (whether formal or informal and whether brought by or in the right of Ameris Bancorp or otherwise), or in connection with any appeal relating thereto, in which he or she may become involved, as a party or prospective party or otherwise, by reason of any action taken or not taken in his or her capacity as a director or officer or as a member of any committee appointed by the board of directors of Ameris Bancorp to act for, in the interest of, or on behalf of Ameris Bancorp, whether or not he or she continues to be a director or officer at the time such liability or expense is incurred; provided such person acted in good faith and (i) reasonably believed, in the case of conduct in the person’s official capacity, that the conduct was in Ameris Bancorp’s best interests; (ii) reasonably believed, in all other cases, that the conduct was at least not opposed to Ameris Bancorp’s best interests; and (iii) in the case of a criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful. The termination of any claim, action, suit or proceeding, by judgment, order, compromise, settlement (with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, does not create a presumption that a director or officer did not meet the standards of conduct set forth in our Bylaws. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Article VII of our Bylaws shall be advanced by Ameris Bancorp prior to the final disposition thereof upon receipt of a written affirmation by the recipient of his or her good faith belief that he or she has met the applicable standard of conduct and a written undertaking and agreement of the recipient to repay such amount if it is ultimately determined that he or she is not entitled to indemnification under our Bylaws.

Notwithstanding the foregoing, Article VII of our Bylaws provides that no officer or director who was or is a party to any action or suit by or in the right of Ameris Bancorp to procure a judgment in its favor by reason of the fact that he or she is or was an officer or director of Ameris Bancorp shall be indemnified in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to Ameris Bancorp, unless and except to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court deems proper.
Article VII of our Bylaws further provides that indemnification of, and advancement of expenses to, a director or officer under Article VII has been pre-authorized by Ameris Bancorp as permitted by Section 14-2-859(a) of the GBCC, and that pursuant to the authority exercised under Section 14-2-856 of the GBCC, no determination needs to be made for a specified claim, action, suit or proceeding that such indemnification of or advances of expenses to the director or officer is permissible in the circumstances because he or she has met a particular standard of conduct.
The rights of indemnification provided in Article VII of our Bylaws are in addition to: (i) any rights to which any director or officer may otherwise be entitled under any Bylaw, agreement, vote of shareholders or otherwise; and (ii) the power of Ameris Bancorp to purchase and maintain insurance on behalf of any director or officer or other person against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, regardless of whether Ameris Bancorp would have the power to indemnify against such liability under Article VII of our Bylaws or otherwise.
Our Bylaws further provide that any amendment to Article VII thereof that limits or otherwise adversely affects the right of indemnification, advancement of expenses or other rights of any indemnified person thereunder shall, as to such indemnified person, apply only to claims, actions, suits or proceedings based on actions, events or omissions occurring after such amendment and after delivery of notice of such amendment to the indemnified person so affected. Any indemnified person shall, as to any proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under Article VII of our Bylaws as in effect prior to such amendment.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16.   Exhibits.
Exhibit No.	Description
1.1	Form of Underwriting Agreement for any offering of securities*
3.1	Restated Articles of Incorporation of Ameris Bancorp, dated February 23, 2023 (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023)
3.2	Bylaws of Ameris Bancorp, as amended and restated through February 23, 2023 (incorporated by reference to Exhibit 3.2 to Ameris Bancorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 8, 2023)
4.1	See Exhibits 3.1 through 3.2 for provisions of the Restated Articles of Incorporation of Ameris Bancorp, dated February 23, 2023, and Bylaws of Ameris Bancorp, as amended and restated through February 23, 2023, which define the rights of shareholders
4.2	Subordinated Debt Indenture, dated as of March 13, 2017, by and between Ameris Bancorp and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K, filed with the SEC on March 13, 2017)
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.9 to Ameris Bancorp’s Registration Statement on Form S-1 (File No. 333-166071), filed with the SEC on April 14, 2010)

Exhibit No.	Description
4.4	Form of Articles of Amendment Establishing a Series of Preferred Stock*
4.5	Form of Specimen of Preferred Stock Certificate*
4.6	Form of Senior Debt Indenture
4.7	Form of Senior Debt Security*
4.8	Form of Subordinated Debt Security*
4.9	Form of Warrant Agreement*
4.10	Form of Warrant Certificate*
4.11	Form of Depositary Agreement*
4.12	Form of Depositary Receipt*
4.13	Form of Unit Agreement*
4.14	Form of Unit Certificate*
4.15	Form of Stock Purchase Contract Agreement*
4.16	Form of Stock Purchase Contract Certificate*
5.1	Opinion of Smith, Gambrell & Russell, LLP
23.1	Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Powers of Attorney (included on signature page)
25.1	Statement of Eligibility of Trustee on Form T-1 for the Senior Debt Indenture
25.2	Statement of Eligibility of Trustee on Form T-1 for the Subordinated Debt Indenture
107	Filing Fee Table

*
To be filed by post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.   Undertakings.
(A)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that the undertakings set forth in paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to

Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(B)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(C)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(D)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 21, 2026.
AMERIS BANCORP
By:
/s/ H. Palmer Proctor, Jr.

Name:
H. Palmer Proctor, Jr.

Title:
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Palmer Proctor, Jr. and Nicole S. Stokes, and each of them, as attorneys-in-fact, for him or her and in his or her name, place and stead, in any and all capacities, so long as such individual remains an executive officer of Ameris Bancorp, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ H. Palmer Proctor, Jr. H. Palmer Proctor, Jr.	Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2026
/s/ Nicole S. Stokes Nicole S. Stokes	Corporate EVP and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 21, 2026
/s/ William I. Bowen, Jr. William I. Bowen, Jr.	Director	May 21, 2026
/s/ Rodney D. Bullard Rodney D. Bullard	Director	May 21, 2026
/s/ Wm. Millard Choate Wm. Millard Choate	Director	May 21, 2026
/s/ Leo J. Hill Leo J. Hill	Director	May 21, 2026

Signature	Title	Date
/s/ Daniel B. Jeter Daniel B. Jeter	Director	May 21, 2026
/s/ Robert P. Lynch Robert P. Lynch	Director	May 21, 2026
/s/ Claire E. McLean Claire E. McLean	Director	May 21, 2026
/s/ James B. Miller, Jr. James B. Miller, Jr.	Director and Chairman of the Board	May 21, 2026
William H. Stern	Director	May 21, 2026